Exhibit 10.04

SHUTTERFLY, INC.
NOTICE OF INDUCEMENT RESTRICTED STOCK UNIT AWARD
“NOTICE OF GRANT”
(U.S. FORM)
GRANT NUMBER: ________

Name:	__________________________________

Address:	__________________________________

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the attached Inducement Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”) and your offer letter, as follows:

Number of RSUs:	__________________________________

Date of Grant:	__________________________________

Expiration Date: The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule: The RSUs will vest as follows: 25% on each of the first four (4) anniversaries of the Dare of Grant, subject to your continued service as an employee, director or consultant of the Company on each such vesting date.

Participant understands that his service relationship with the Company (and/or Parent or Subsidiary) is for an unspecified duration, can be terminated at any time with or without cause (i.e., is “at-will”), and that nothing in this Notice of Grant, the attached Inducement Award Agreement or Participant's offer letter changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant ceases on the Termination Date. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the offer letter, both of which are incorporated herein by reference. Participant acknowledges that he has read both the RSU Agreement and the offer letter.

PARTICIPANT	SHUTTERFLY, INC.

Signature:_____________________________	By:_____________________________

Print Name:_____________________________        Its: _____________________________

19433/00003/DOCS/1471634.1
SHUTTERFLY, INC.
INDUCEMENT AWARD AGREEMENT (RESTRICTED STOCK UNITS)
(U.S. FORM)

You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the your offer letter, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this Agreement.
1.Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant. Settlement of RSUs shall be in Shares.

2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.

3.Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.Termination. If Participant's service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by this Agreement and by the provisions of the Participant's offer letter (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the offer letter, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the offer letter and the Notice of Grant.

7.U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant's tax obligations prior to such settlement or disposition. Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law (the “Tax Withholding Obligation”). Upon vesting of the Shares in accordance with Vesting Schedule set forth in the Notice, such vested Shares, minus the number of Shares sold to offset the Tax Withholding Obligation (as defined herein) described in Section 4 of this Agreement, will be deposited directly into the Grantee's account with the brokerage firm so designated by the Company for this purpose (hereinafter, the “Designated Brokerage Firm”). Participant's acceptance of this Award constitutes Participant's authorization to the Company to sell on Participant's behalf a whole number of Shares from those Shares issuable to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Participant has entered into or will enter into an instruction under Rule 10b5-1 to authorize the sale described in this Section 4. Participant shall also complete any one-time sale authorization form required by the Designated Brokerage Firm. Such Shares shall be sold on the first trading day immediately following the day on which such Tax Withholding Obligation arises (e.g., a vesting date) with a market order at the opening of such trading day by the Designated Brokerage Firm. The Participant shall be responsible for all broker's fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Participant's minimum Tax Withholding Obligation, the excess will be placed in the Participant's account with the Designated Brokerage Firm. Participant acknowledges that the Company or the Designated Brokerage Firm is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Participant's minimum Tax Withholding Obligation. Participant is responsible for payment of any additional amounts to satisfy Participant's minimum Tax Withholding Obligation. In such event, the Company shall contact Participant regarding the manner in which such additional amount will be remitted to the Company. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement. Further, a RSU may be considered a deferral of compensation that is subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.

8.Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

9.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

10.Governing Law; Severability. The Participant's offer letter and Notice of Grant are incorporated herein by reference. The offer letter, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Agreement is governed by California law except for that body of law pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant's employment, for any reason, with or without cause.
By your signature and the signature of the Company's representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of your offer letter, the Notice of Grant and this Agreement. Participant has reviewed the offer letter, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the offer letter, the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the offer letter, the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant's residence address.